Calculation of Filing Fee Tables
S-8
MOLINA HEALTHCARE, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share	457(a)	1,500,000	$ 178.97	$ 268,455,000.00	0.0001381	$ 37,073.64
Total Offering Amounts:						$ 268,455,000.00		$ 37,073.64
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 37,073.64
Offering Note
[1]	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Molina Healthcare, Inc. 2025 Equity Incentive Plan (as amended, the "2025 Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Amount Registered consists of 1,500,000 shares of common stock, par value $0.001 per share ("Common Stock"), of Molina Healthcare, Inc. (the "Registrant") available for issuance under the 2025 Plan pursuant to an amendment of the 2025 Plan that was approved by the Registrant's stockholders on May 6, 2026. The Proposed Maximum Offering Price Per Unit is estimated solely for purposes of computing the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and is based upon the average of the high and low prices of the shares of Common Stock, as reported on The New York Stock Exchange on May 21, 2026, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources